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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:10/01/2004

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LEGAL  NOTICE:   THIS  NEWS  RELEASE  IS  DISTRIBUTED  BY  THE  GOLDTECH  MINING
CORPORATION SHAREHOLDERS PROTECTIVE COMMITTEE (THE COMMITTEE), A DISSIDENT SHAREHOLDER GROUP FORMED UNDER ADVICE OF COUNSEL FOR THE PURPOSES OF HOLDING A SPECIAL SHAREHOLDERS MEETING TO REMOVE FOUR CURRENT DIRECTORS AND ELECT FIVE NEW DIRECTORS. THIS IS NOT A NEWS RELEASE BY GOLDTECH MINING CORPORATION, THE PUBLIC COMPANY.

Goldtech Mining Corporation Shareholders Protective Committee responds to Companys press release of September 29, 2004 Business Editors

Seattle, Washington October 1, 2004- Goldtech Mining Corporation Shareholders Protective Committee (Committee) responded today to a press release of September 29, 2004 issued by Goldtech Mining Corporation (the Company. The Companys press release of September 29, 2004 states that the Company has not received the required verification from the dissident group purportedly representing the required 30% of the shares to request a Special Meeting. However on September 29, 2004 legal counsel for the Committee sent the signed consents of over 34% of the shareholders of the Company to legal counsel of the Company. The Committee has a clear legal right to hold the Special Meeting of the Stockholders on October 26, 2004 and intends to do so.

The Company stated that it is investigating the issuances of common stock under Form S-8. The Companys legal counsel told the Committees legal counsel that the issuance of certain shares of common stock issued under Form S-8 would be rescinded.


The Company has stated in previous press releases that it has unilaterally unwound the acquisition of certain mineral properties in British Columbia, Canada and a has asked that 11,110,000 shares of common stock issued in the acquisition be returned for cancellation. These properties are reflected as assets on the audited financial statements of the Company for the year ended December 31, 2003 and the most recent quarterly reports. The Form 10-KSB of the Company for the year ended December 31, 2003 contained the audited financial statements and was signed by all of the directors of the Company as were the most recent Form 10-QSBs of the Company. These 3 British Columbia mining properties were properly assigned to the Company and the transaction cannot be unwound without appropriate legal action. In the opinion of the Committee, these properties represent valuable assets of the Company. Furthermore, the companies press release stated that Tolan Furusho, attorney in fact, voted in favor to unwind the transaction. In reality Tolan Furusho was not given legal notice of the meeting, did not waive notice of the meeting, and did not attend the meeting, and therefore, did not vote in favor of unwinding the transaction.

The Company stated that Tolan Furusho is no longer a director of the Company. Pursuant to Nevada law, a director can only be removed by the vote of two-thirds of the outstanding shares. No such vote has taken place with respect to Mr. Furusho. Therefore Mr. Furusho is still a director of the Company.

The Committee has filed an action in United States District Court for the Western District of Washington seeking a Temporary Restraining Order to prevent the Company from canceling the 11,110,000 shares of common stock issued in connection with acquisition of the British Columbia properties, transferring any assets of the Company or issuing any securities until the Special Meeting of Shareholders is held on October 26, 2004. The Court will consider the action on October 8, 2004.

A proxy statement is not yet available from us. Each security holder of the Company should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission (SEC) and mail it to each security holder of the Company. Security holders of the Company will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SECs web site at www.sec.gov. Security holders of the Company may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A description of each of the Committee members and the Committee nominees direct and indirect interests in the Company may also be found in our preliminary proxy statement which can be obtained for free on the SECs website or by contacting us.


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     CONTACT: Goldtech Mining Corporation Shareholders Protective Committee
         Keith Robertson, 509/993-7928


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